Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement on Form S-3 of Terex Corporation of our report dated July 10, 2002 relating to the consolidated financial statements of Genie Holdings, Inc. and Subsidiaries as of December 31, 2001 and for the year then ended which appears in the current report on Form 8-K/A of Terex Corporation dated November 26, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Seattle, Washington
April 16, 2003